                             AMENDED AND RESTATED

                 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     With

                      OppenheimerFunds Distributor, Inc.

                            For Class B shares of

                        Oppenheimer Main Street Fund(R)
               a series of Oppenheimer Main Street Funds, Inc.

     This Amended and Restated  Distribution and Service Plan and Agreement (the
"Plan") is dated as of the 28th day of October, 2005, by and between Oppenheimer
Main Street Fund (the "Fund") a series of  Oppenheimer  Main Street Funds,  Inc.
and OppenheimerFunds Distributor, Inc. (the "Distributor").

     1. The Plan. This Plan is the Fund's written  distribution and service plan for Class B shares of the Fund (the "Shares"),  contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule") under the  Investment  Company Act of 1940  (the  "1940  Act"),  pursuant  to which the Fund  will  compensate  the
Distributor for its services in connection with the distribution of Shares,  and the personal  service and  maintenance of shareholder  accounts that hold Shares
("Accounts").  The Fund may act as  distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner  consistent with the  provisions  and  definitions  contained in (i) the 1940 Act,  (ii) the
Rule,  (iii)  Rule 2830 of the  Conduct  Rules of the  National  Association  of
Securities Dealers,  Inc., or any amendment or successor to such rule (the "NASD
Conduct    Rules")   and   (iv)   any    conditions    pertaining    either   to
distribution-related  expenses or to a plan of distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S.
Securities and Exchange Commission ("SEC").

     2.  Definitions.  As used in this Plan, the following  terms shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support services  with  respect to Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Directors"  shall  mean the  members  of the  Fund's
Board of Directors  who are not  "interested  persons" (as defined in the 1940
Act) of the Fund and who have no direct or indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other  customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or  is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as  determined  by the  Distributor  shall be deemed the  Recipient as to such
Shares for purposes of this Plan.

3.    Payments  for  Distribution   Assistance  and  Administrative  Support
Services.

      (a)   Payments to the  Distributor.  In  consideration  of the  payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide administrative  support services and distribution  assistance services
to   the   Fund.   Such   services   include   distribution   assistance   and
administrative  support  services  rendered in connection with Shares (1) sold in  purchase  transactions,  (2)  issued in  exchange  for  shares of  another investment  company  for  which  the  Distributor  serves  as  distributor  or sub-distributor,  or (3) issued pursuant to a plan of  reorganization to which the Fund is a party.  If the Board  believes that the  Distributor  may not be
rendering  appropriate   distribution  assistance  or  administrative  support
services in connection with the sale of Shares,  then the Distributor,  at the request of the Board,  shall provide the Board with a written  report or other information to verify that the Distributor is providing  appropriate  services in this regard.  For such services,  the Fund will make the following payments to the Distributor:

             (i)  Administrative  Support  Services  Fees.  Within  forty-five
(45) days of the end of each calendar quarter,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.25% on an annual  basis) of the  average during the period of the aggregate  net asset value of the Shares  computed as of the close of each  business  day (the  "Service  Fee").  Such  Service  Fee payments  received from the Fund will compensate the Distributor for providing administrative  support services with respect to Accounts.  The administrative support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support  services that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution  Assistance  Fees  (Asset-Based  Sales Charge).
Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.75% on an annual  basis) of the  average during the month of the  aggregate  net asset  value of Shares  computed as of the close of each business day (the  "Asset-Based  Sales Charge")  outstanding until such Shares are redeemed or converted to another  class of shares of the
Fund, provided however,  that a majority of the Independent Directors may, but are not obligated to, set a time period (the "Fund  Maximum  Holding  Period")
from time to time for making such  payments.  Such  Asset-Based  Sales  Charge payments  received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

            The  distribution  assistance to be rendered by the Distributor in connection  with the Shares  may  include,  but shall not be  limited  to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance
Service  Fee  Payments"  (as defined  below) in advance of,  and/or in amounts greater than, the amount provided for in Section 3(b) of this Agreement;  (ii)
paying  compensation  to and  expenses of  personnel  of the  Distributor  who support  distribution of Shares by Recipients;  (iii)  obtaining  financing or providing such financing  from its own  resources,  or from an affiliate,  for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed expenses  incurred in rendering  distribution  assistance  and  administrative support  services  to the Fund;  and (iv)  paying  other  direct  distribution
costs,   including   without   limitation  the  costs  of  sales   literature,
advertising  and  prospectuses  (other than those  prospectuses  furnished  to current holders of the Fund's shares  ("Shareholders")).

      (b)   Payments to Recipients.  The  Distributor is authorized  under the
Plan  to  pay  Recipients  (1)  distribution  assistance  fees  for  rendering distribution  assistance  in  connection  with the sale of Shares  and/or  (2)
service fees for  rendering  administrative  support  services with respect to
Accounts.  However,  no such  payments  shall be made to any Recipient for any period in which its Qualified  Holdings do not equal or exceed,  at the end of such period, the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent  Directors.  All fee payments  made by the  Distributor  hereunder  are subject to reduction or chargeback so that the aggregate  service fee payments and Advance Service Fee
Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed  by the  NASD  Conduct  Rules.  The  Distributor  may  make  Plan payments  to any  "affiliated  person"  (as  defined  in the 1940  Act) of the
Distributor if such affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

            (i) Service Fee. In  consideration of the  administrative  support services  provided by a  Recipient,  the  Distributor  shall make  service fee payments  to that  Recipient  quarterly  or at such other  interval  as deemed appropriate  by the  Distributor,  within  forty-five  (45) days of the end of each calendar quarter or other period,  at a rate not to exceed 0.0625% (0.25%
on an annual  basis) of the  average  during the period of the  aggregate  net asset  value  of  Shares,  computed  as of the  close  of each  business  day, constituting  Qualified  Holdings  owned  beneficially  or of  record  by  the
Recipient  or by its  Customers  for a period of more than the minimum  period
(the "Minimum Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Directors.

            Alternatively,  the Distributor may, at its sole option,  make the following  service fee payments to any Recipient,  within forty-five (45) days of the end of each  calendar  quarter  or at such  other  interval  as  deemed appropriate by the  Distributor:  (i) "Advance Service Fee Payments" at a rate not to exceed  0.25% of the  average  during  the  calendar  quarter  or other period of the  aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient  during that period and owned  beneficially or of record by the  Recipient  or by its  Customers,  plus (ii)  service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its  Customers for a period of more than one (1) year.  In the event  Shares  are  redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated to and will  repay the  Distributor  on  demand a pro rata  portion  of such  Advance
Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by Recipients in connection with the Accounts may include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options  available,  and providing such other information and services in connection with the rendering of personal  services and/or the maintenance  of  Accounts,  as the  Distributor  or the  Fund  may  reasonably request.

            (ii)  Distribution Assistance Fees (Asset-Based Sales Charge)
Payments.  In its sole discretion and irrespective of whichever alternative method of making service fee payments to Recipients is selected by the
Distributor, in addition the Distributor may make distribution assistance fee payments to a Recipient quarterly, or at such other interval as deemed appropriate by the Distributor, within forty-five (45) days after the end of each calendar quarter or other period, at a rate not to exceed 0.1875% (0.75%
on an annual basis) of the average during the period of the aggregate net asset value of Shares computed as of the close of each business day constituting Qualified Holdings owned beneficially or of record by the
Recipient or its Customers until such Shares are redeemed or converted to another class of shares of the Fund, provided however, that a majority of the
Independent Directors may, but are not obligated, to set a time period (the
"Recipient Maximum Holding Period") for making such payments.  Distribution assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

            The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares by the  Recipient,  and  providing  such other  information  and  services  in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority of the  Independent  Directors  may at any time or from time  to  time  increase  or  decrease  the  rate  of  fees  to be paid to the
Distributor or to any Recipient,  but not to exceed the rates set forth above, and/or direct the Distributor to set,  eliminate or modify any Minimum Holding
Period,  Minimum  Qualified  Holdings,  Fund  Maximum  Holding  Period  and/or
Recipient Maximum Holding Period,  and/or to provide for split requirements so that different  time periods apply to shares  afforded  different  shareholder privileges or other features, including without limitation,  different Minimum
Holding  Periods,  Fund  Maximum  Holding  Periods  and/or  Recipient  Maximum
Holding Periods for shares held subject to systematic  withdrawal  plans.  The
Distributor  shall  notify  all  Recipients  of any  Minimum  Holding  Period,
Minimum  Qualified  Holdings,  Fund Maximum Holding  Periods and/or  Recipient
Maximum  Holding  Period  that  are  established  and  the  rate  of  payments hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in these  provisions.
Inclusion  of such  provisions  or a change  in such  provisions  in a revised current  prospectus,  statement of  additional  information  or  supplement to current  prospectus or statement of additional  information  shall  constitute sufficient notice.

      (d)   The Service  Fee and the  Asset-Based  Sales  Charge on Shares are
subject to reduction or elimination  under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under the Plan,  payments may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by
the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources,   from
Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

(f)   Recipients   are  intended  to  have  certain   rights  as   third-party
beneficiaries  under this Plan,  subject to the  limitations  set forth below.
It may be presumed  that a Recipient has provided  distribution  assistance or administrative  support  services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments  under the Plan.
In the event that either the  Distributor  or the Board  should have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the
Distributor,  at the  request of the Board,  shall  require the  Recipient  to provide a written  report or other  information  to verify that said Recipient is  providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor or the Board of Directors  still is not satisfied after  the  receipt  of such  report,  either  may take  appropriate  steps to terminate  the  Recipient's  status as such  under the  Plan,  whereupon  such
Recipient's  rights as a third-party  beneficiary  hereunder shall  terminate.
Additionally,  in their  discretion,  a  majority  of the  Fund's  Independent
Directors at any time may remove any broker,  dealer,  bank or other person or entity as a  Recipient,  where  upon such  person's  or  entity's  rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other provision  of this Plan,  this Plan does not  obligate  or in any way make the
Fund liable to make any payment  whatsoever to any person or entity other than directly to the  Distributor.  The  Distributor  has no  obligation to pay any
Service  Fees  or  Distribution  Assistance  Fees  to  any  Recipient  if  the
Distributor  has  not  received   payment  of  Service  Fees  or  Distribution
Assistance Fees from the Fund.

4.    Selection and  Nomination  of  Directors.  While this Plan is in effect, the  selection  and  nomination of persons to be Directors of the Fund who are not  "interested  persons" of the Fund  ("Disinterested  Directors")  shall be committed to the discretion of the incumbent Disinterested Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors  from  soliciting the views or the  involvement  of others in such  selection or  nominations as long as the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Directors.

5.    Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide  written  reports to the Fund's  Board for its review,  detailing  the amount of all  payments  made  under this Plan and the  purpose  for which the payments were made. The reports shall be provided  quarterly,  and shall state whether all provisions of  Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority  of the
Independent  Directors or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares;  (ii) such termination  shall be on not more  than  sixty  days'  written  notice  to any other  party  to the  agreement;  (iii)  such  agreement  shall  automatically terminate in the event of its  "assignment" (as defined in the 1940 Act); (iv)
such  agreement  shall go into effect when approved by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Directors  cast in person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and Amendment.  This Amended
and  Restated  Plan  has  been  approved  by a  vote  of  the  Board  and  its
Independent  Directors  and  replaces  the Fund's  prior  Amended and Restated
Distribution  and  Service  Plan for  Class B  shares.  Unless  terminated  as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is specifically approved  at  least  annually  by a vote  of the  Board  and  its  Independent
Directors  cast in person at a meeting  called  for the  purpose  of voting on such continuance.

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be  made  under  this  Plan,  without  approval  of the  Class  B
Shareholders  at  a  meeting  called  for  that  purpose,   and  all  material
amendments  must be  approved  by a vote of the Board  and of the  Independent
Directors.

       This Plan may be  terminated  at any time by vote of a majority  of the
Independent  Directors  or by the  vote of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares. In the event of such termination,  the Board and its Independent  Directors shall determine  whether the Distributor  shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based  Sales Charge in
respect of Shares sold prior to the effective date of such termination.

                              Oppenheimer Main Street Fund(R)
                              a series of Oppenheimer Main Street Funds, Inc.

                              By:  /s/ Robert G. Zack
                                   Robert G. Zack,
                                   Vice President and Secretary

                              OppenheimerFunds Distributor, Inc.

                              By:/s/ James H. Ruff
                                  James H. Ruff,
                                  President